                                                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS'




The Directors
Liberty Group Operating Inc.:

We consent to the use of our reports with respect to the balance sheet of Liberty Group Operating Inc. as of November 30, 1997 and the combined financial statements of The Local Newspaper Group of American Publishing Company as of December 31, 1997, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP
/s/ KPMG Peat Marwick LLP

Chicago, Illinois
February 24, 1998